Exhibit 10.11

The contract for developing the 2nd phase of RFID-based intelligent collaborative logistics & distributions’ information system

Parties of the contracts	Korea Pallet Pool (LogisAll), Clavis Technologies
The contract period	2008.12.31~2009.07.31
The contract amount	\ 250,000,000 (separate VAT, Value-Added Tax)
The payment condition	Prepayment : 50% of contract amount (\ 125,000,000) The part payment : 30% of contract amount (\ 75,000,000) The rest: 20% of contract amount (\ 50,000,000)
The warranty period	~2010.07.31
Contents of the contract	Developing the 2nd phase of RFID-based intelligent collaborative logistics & distributions’ information system
Attached papers	Appendix 1. Statement for what will be provided